Exhibit 10.15

Battery Swapping Service Contract

Contract No.:
NDHX20191213002

Party A (Client): Shanghai Junzheng Network Technology Co., Ltd.

Legal Representative: Yang Lei

Contact Address: Room 501, Building 1, No. 898 Xiuwen Road, Minhang District, Shanghai

Party B (Contractor): Fujian Ningde Huizhi Unlimited Technology Co., Ltd.

Legal Representative: Chen Jun

Contact address: Floor 4, Ningde Port Customs Clearance and Inspection Center, West Wan’an Road, Jiaocheng District, Ningde

In accordance with the General Principles of the Civil Law of the People’s Republic of China, the Contract Law of the People’s Republic of China and other applicable laws and regulations, Party A and Party B enter into this Contract through friendly consultations on the principles of good faith, equality and mutual benefit with respect to Party A’s engagement of Party B to provide battery swapping service for its e-bike sharing business, and covenant to comply with all the provisions of this Contract.

Article 1. Statement of Cooperation

1       Party A as Client

1.1                  Based on its own operation and management needs, Party A engages Party B to provide battery swapping service for its Hello e-bikes in China, including the battery swapping service for e-bikes involved in this project, which is a new service mode;

1.2                  Party A shall make requests for services in compliance with laws and regulations, and shall not compel Party B’s service personnel to engage in any operations in violation of laws and regulations or safety instructions.

2       Party B as Contractor

2.1                  Based on the needs of Party A, Party B shall provide the above service to Party A with its abundant professional skills and management experience;

2.2                  Party B shall provide relevant services to Party A following Party A’s existing management and quality systems.

Article 2. Service Term

1       The service term under this Contract shall be 3 years, commencing on July 1, 2019 and ending on June 30, 2022;

2                     The Parties may negotiate on the renewal of this Contract and enter into a contract at least one month prior to the expiration of the service term hereunder. If the Parties fail to reach an agreement, or fail to negotiate, by then, this Contract shall automatically terminate upon its expiration.

Article 3. Scope of Services

1       Project name: battery swapping service for e-bikes;

Service location: subject to the request forms;

Working hours: to be arranged by Party A (subject to laws);

2            The above services shall be specified by the Parties on the attached Confirmation of Service Request, which shall be   affixed with their seals. Any service content confirmed by any means shall have the same legal effect with this Contract.

Article 4. Settlement of Fees

1       Service Fee Rates:

1.1                 Different fee rates may apply, depending on the specific service contents or work standards. The Parties shall determine the fee rates on the Confirmation of Service Request;

1.2                 Party B’s recruitment, management, and labor costs and other necessary resource input (if any) have been taken into account in the determination of service fees;

1.3                 If Party B’s cost changes due to factors such as national or local policies, the Parties shall adjust the service fees through negotiations.

1.4                 If Party A needs Party B’s services for its business operation during statutory holidays, Party B shall actively cooperate with Party A to maintain Party A’s normal operation, in which case Party A shall settle the service fees with Party B based on the service fee rates confirmed by the Parties and in compliance with the overtime pay standards for statutory holidays stipulated by law.

2       Settlement of Service Fee:

2.1       The Parties agree that service fees will be paid in the payment method as below:

The settlement period shall be one calendar month, with the first one commencing on the day when Party B provides services for Party A. Party B shall, within 5 working days upon expiration of each settlement period, send to Party A a statement of the service fees incurred during such settlement period, and Party A shall confirm the same within 5 working days upon receipt thereof (where Party A fails to make any response within the time limit, it shall be deemed to have been confirmed by Party A), and pay to Party B the service fees for such settlement period in a lump sum within 30 days after its confirmation and receipt of a correct, legal and valid invoice from Party B.

2.2       Party A shall pay the full service fees in a timely manner to the account designated by Party B (in case of any change, Party B shall notify Party A in writing at least 7 days prior to the relevant payment period) in accordance with the above provisions. In case of any holiday, the payment shall be postponed to the first Thursday after the holiday.

Party B’s beneficiary account:

Bank account:

Account name: Fujian Ningde Huizhi Unlimited Technology Co., Ltd.

Account No.: [REDACTED]

Bank: [REDACTED]

Payments made to any account other than the above account will be invalid.

Party A’s payment account and invoicing information:

Bank account:

Account name: Shanghai Junzheng Network Technology Co., Ltd.

Account No.: [REDACTED]

Bank name: [REDACTED]

Tax registration number: [REDACTED]

Article 5. Rights and Obligations of Party A

1. Rights of Party A

1.1                   Party A shall have the right to make express and clear requirements on the services to be provided by Party B, review the services provided by Party B, and give Party B timely feedback;

1.2                   Party A shall have the right to supervise relevant works of Party B, provide Party B with suggestions for improvement, and perform assessment and examination on the performance of services hereunder, for which Party B shall actively cooperate and effectively present the service performance.

1.3                   Party A shall carry out pertinent evaluations and inspections of Party B’s service performance in accordance with the agreed service quality standards and shall have the right to request Party B to redo any sub-standard or unacceptable service;

1.4                   Party A shall have the right to supervise Party B’s service performance to ensure Party A’s legitimate rights and interests; in case the service progress is slow or intentionally delayed, Party A shall have the right to urge Party B to promptly adjust the service plan so as to avoid delay of the project progress or of the delivery of service.

1.5                   If any of Party B’s service personnel disobeys Party A’s management or if his/her work is unacceptable to Party A, Party A shall have the right to request Party B to replace such personnel after providing the corresponding direct evidence. Without Party A’s consent, Party B shall not replace any service personnel who have passed Party A’s test; otherwise, Party B shall be liable for compensation for any loss caused to Party A, including but not limited to the additional training provided by Party A for service personnel (Party A shall have the right to deduct RMB 200 as the additional training and other costs from the amount payable to Party B in the next month).

2.      Obligations of Party A

2.1        Party A shall pay the full service fees to Party B in a timely manner as stipulated herein;

2.2                   Party A shall be obliged to request Party B to complete services in a clear, legible and reasonable manner, and shall provide Party B with all materials required for the services, including but not limited to the service guidelines, operation specifications, work site, necessary protections or requirements;

2.3                   If there is any change of situation or other special circumstance requiring temporary adjustment of service arrangements, Party A shall be obliged to notify Party B in writing at least one week in advance so that Party B may make proper arrangements, and to negotiate about work plans with Party B.

2.4                   If during the service term, Party A changes or adjusts any of its rules, regulations or work disciplines concerning Party B’s services, it shall notify Party B in writing at least one week in advance so that Party B may promptly make analysis and follow the new requirements;

2.5                   Party A shall provide the service personnel of Party B with a work environment that complies with laws and regulations;

2.6                   Party A shall dispatch at least one responsible person at each work site to assist Party B in handling technical problems and emergencies, and to check with Party B the quality and quantity of work completed by Party B’s service personnel each day and prepare a written document for signing by the responsible persons of each Party, which will be used by the Parties as the basis of fee settlement statements.

Article 6. Rights and obligations of Party B

1         Rights of Party B

1.1                   Party B shall have the right to formulate rules, regulations and management systems on the basis of its daily needs in project management with reference to the relevant rules, regulations and disciplinary management requirements notified by Party A in writing, and to publicize and implement such rules and regulations, provided that such rules and regulations shall be reasonable, and at a standard not lower than that of the rules and regulations of Party A;

1.2                   Party B shall have the right to formulate and implement project work flows, operation specifications, supervision mechanisms and risk control mechanisms for the purpose of achieving the targets set for the project, and Party A may supervise such formulation and implementation;

1.3                   When necessary, Party B may exercise its right of management in respect of the services hereunder; provided that such exercise shall not impair the commercial interests of Party A or go against any reasonable requirements of Party A regarding the services under this Contract;

2         Obligations of Party B

2.1                   Party B acknowledges and covenants that it has legal and valid business scope and qualifications, and that the personnel who provide Party A with services have the relevant professional capabilities and qualifications to provide the services under this Contract. Party B and its service personnel shall safeguard the legitimate rights and interests of Party A in accordance with laws;

2.2                   Party B covenants that the personnel providing the services hereunder are legally employed by it, and that it will take the corresponding responsibilities as an employer for such personnel.

2.2.1         In case of a dispute or litigation arising from any of Party B’s service personnel claiming to be Party A’s employee, Party B shall be liable for the direct losses suffered by Party A as a result thereof, and Party A shall have the right to deduct the amount of such losses from the service fee payable to Party B. If such deduction has been made by Party A, Party B will not be required to pay for such losses again to Party A.

2.2.4         Party B shall be obliged to ensure that its service personnel obey its management and to comply with Party A’s relevant written management regulations, production management rules and other provisions, and shall compensate Party A against any losses caused to Party A by willful misconduct or gross negligence of its service personnel;

2.2.5         Party B shall promptly deal with and bear the legal liability as the employer for any work-related injury of its service personnel or any harm to third-party rights and interests by its service personnel during the performance of the services hereunder.

2.3                   Party B shall select appropriate personnel for each specific service and Party B shall guarantee that the personnel selected by it have passed rigorous examinations and the services hereunder will be provided smoothly. If any exceptional situation occurs during the implementation of the project, Party B shall be obliged to report the situation to Party A immediately.

2.4                   Party B shall,on the basis of the features of the services hereunder, formulate management systems and procedures that align with the service nature and demand and Party A’s requirements, including without limitation description of job duties, safety guidelines and standard equipment operation procedures, and shall be obliged to ensure that its service personnel strictly follow and implement such management systems and procedures so that the services will be smoothly provided;

2.5                   Party B shall be obliged to complete the services hereunder in accordance with the provisions hereof and to accept the performance assessment and supervision conducted by Party A;

2.6                   Party B shall be obliged to guarantee the production safety and health of its service personnel and provide necessary preventive supervision and protective measures. Party B shall appoint at least one project manager to take charge of, among others, the management of daily affairs, the management of service process, and the settlement and payment of fees;

2.7                   Party B shall provide Party A with services as agreed herein, actively communicate with Party A regarding problems during the service performance in a timely manner, and propose improvement plans and make appropriate adjustments as required by Party A so as to guarantee service quality. If any of Party B’s service personnel intentionally damages Party A’s e-bikes, Party A shall provide Party B with relevant evidence, and upon Party B’s confirmation, Party A may deduct the amount of such damage from any fees payable to Party B;

2.8                   Party B shall not subcontract the business hereunder to any third party without Party A’s prior written confirmation;

2.9                   Party B is fully aware of and covenants to comply with the anti-bribery, anti-corruption and anti-unfair competition laws and regulations (the “Anti-Bribery Regulations”) in the jurisdiction of its formation and the country where it carries out its business. Party B also covenants that it and its agents will not, directly or indirectly, give or offer to give any money or other things of value or any form of benefits, convenience or reward in any manner whatsoever to any governmental authority or official or other organization, entity or natural person for the purpose of securing illegal or immoral benefits or advantages, maintaining business with other parties or procuring the improper performance of business. Party B also covenants that neither it nor its agents have committed or will commit any violation of the Anti-Bribery Regulations. Party B understands that it is responsible to ensure that its employees and agents understand and comply with the Anti-Bribery Regulations, and that Party A may terminate this Contract in case of any violation of the Anti-Bribery Regulations by its employees or agents.

Article 7. Dissolution and Termination of Contract

1                     If any government policy, law, regulation or force majeure event renders it impossible to perform this Contract, this Contract shall terminate automatically.

2                     If either Party intends to early terminate this Contract due to any reason, such as a material change in its business operation, it shall notify the other Party in writing at least 30 days in advance, and may terminate this Contract only after the relevant matters are properly settled by the Parties; otherwise, the breaching Party shall pay to the other Party liquidated damages at the amount equal to the total service fees of one month.

3        Either Party may terminate this Contract in accordance with the provisions hereof or the law.

Article 8. Confidentiality

1.              Each Party undertakes that it has no right or interest in any information (including but not limited to any hardware, software, program, password, product name, technology, license, patent, trademark, logo and know-how) of the other Party it becomes aware of or is authorized to use during the cooperation, and will not disclose such information to any third party.

2.              Throughout the term of this Contract and thereafter, none of the information obtained during the cooperation by a Party on the other Party’s business, technology, operation or other matters that must be kept confidential may be disclosed to a third party or made public.

3.              Such confidentiality provisions shall survive the dissolution or termination of this Contract.

Article 9. Notices

1.              Any notice given by a Party to the other Party shall be deemed to be received at the time when the email is successfully transmitted to the email address of the recipient if sent by email, or on the date when the notice is signed for as shown in the courier tracking system if delivered by courier.

2.              After the execution hereof, each Party will arrange dedicated personnel to take charge of the relevant tasks, so as to ensure uninterrupted performance of the services hereunder.

Party A’s contact information:

Contact person	Merchant account (authorized account)	Email	Contact details	Contact address

Party B’s contact information:

Contact person	Email	Contact details	Contact address

3.              In case of any change to the contact person or contact details of either Party, such Party shall notify the other Party via email at least 3 days in advance; otherwise, it shall be liable for adverse consequences caused thereby.

4.              Each Party agrees to confirm the project-related information (including but not limited to the number of personnel, days of service, service fees, remuneration of personnel, and changes to contact person, merchant account and payment account) with the above designated email address. Such confirmation shall be binding on both Parties.

Article 10. Liability for Breach

1                     Where either Party (“Non-Breaching Party”) claims that the other Party (“Breaching Party”) breaches any provision of this Contract and provides evidence of such breach, if the Breaching Party fails to rectify its breach within 5 working days upon receipt of the notice from the Non-Breaching Party requesting such rectification, the Non-Breaching Party may terminate this Contract with a notice to the Breaching Party and request the Breaching Party to compensate any loss caused by its breach.

2                     Party A shall pay the full service fees on time in accordance with this Contract. Otherwise, it shall pay to Party B 0.03% of the overdue amount as liquidated damages for each day of delay. In addition, Party B shall have the right to terminate this Contract at any time without any liability.

3                     Party B shall fully perform the services on time in accordance with this Contract. Otherwise, it shall pay to Party A 0.03% of the fees for uncompleted tasks as liquidated damages for each day of delay. In addition, Party A shall have the right to terminate this Contract at any time without any liability.

Article 11. Competent Court

1.                 In case of any dispute arising from this Contract or any matter related to this Contract, the Parties shall settle it through friendly negotiations, failing which, either Party may file a lawsuit before the people’s court at the place where the plaintiff is located.

Article 12. Miscellaneous

1                     Except for blanks “   “ herein, no handwritten revision shall be binding on the Parties, unless it is confirmed by the Parties with seals.

2                     The Appendix (Confirmation of Service Request) hereto and/or any request confirmed through Party B’s online platform shall be an integral part of and have the same legal effect with this Contract.

3                     This Contract shall become effective upon seal by both Parties. This Contract is made in two copies, with each Party holding one copy. The two copies shall have the same legal effect.

4                     Key performance indicators of service personnel may be adjusted by Party A through the Confirmation of Service Request. Different key performance indicators may apply depending on the specific region (subject to the executed Confirmation of Service Request). The service personnel required shall be determined by Party A.

(No text below)

Party A Shanghai Junzheng Network Technology Co., Ltd. (Seal)	Party B Fujian Ningde Huizhi Unlimited Technology Co., Ltd. (Seal)

Date: July 1, 2019	Date: July 1, 2019

Appendix:	Confirmation of Service Request

Party B’s Contract No.:

Request No.:

Party A: Shanghai Junzheng Network Technology Co., Ltd.

Party B: Fujian Ningde Huizhi Unlimited Technology Co., Ltd.

Article 1. Service Requirements

1    The service schedule is as follows:

(1) Service term: from July 1, 2019 to June 30, 2022, subject to the actual service performance;

(2) Working hours:                            ;

(3) Other requirements:                       ;

2    Service location:                                             ;

3    Service scope (item and description): battery swapping for e-bikes;

4    Service personnel requirements (if applicable):

(1) Number of personnel: subject to the actual needs of Party A;

(2) Other requirements: Party B’s service personnel shall complete the tasks arranged by Party A within working hours; where any service personnel disobeys Party A’s management or fails to meet Party A’s working standard, Party A may request a replacement of such personnel with the relevant direct evidence; the remuneration of the relevant personnel for that day will be settled normally;

Article 2. Battery Swapping Service Fees and Payment

1   The fee rates and particulars are as follows:

The fixed unit price of service fees hereunder is as follows:

The fee rates for the battery swapping service may be adjusted regularly by the Parties based on actual performance and market changes. Subject to the review and approval of fee rates by the first and second board meetings of the joint venture company, for the first 6 months starting from July 2019, fee rates shall be RMB 2.1 (inclusive of tax) per occurrence for E13 and E20 models, and shall be RMB 2.3 (inclusive of tax) per occurrence for G30 model.

The aforesaid fees shall include: Party B’s labor costs, Party B’s management fees, taxes and all other fees.

2    Service fee collection and payment accounts:

Party A’s payment account and invoicing information:

Bank account:

Account name: Shanghai Junzheng Network Technology Co., Ltd.

Account no.: [REDACTED]

Bank name: [REDACTED]

Tax registration number: [REDACTED]

Party B’s beneficiary account:

Account no.: [REDACTED]

Bank: [REDACTED]

Account name: Fujian Ningde Huizhi Unlimited Technology Co., Ltd.

Payments made to any account other than the above account will be invalid.

Article 3. Except for blanks “   “ and “☐” in this Confirmation, no handwritten revision shall be binding on the Parties, unless it is confirmed by the Parties with seals.

Article 4. This Confirmation shall become effective upon signature or seal by both Parties. This Confirmation is made in two copies, with each Party holding one copy. The two copies shall have the same legal effect.

Party B’s email address for confirmation of payment:

(No text below)

Party A Shanghai Junzheng Network Technology Co., Ltd. (Seal)	Party B Fujian Ningde Huizhi Unlimited Technology Co., Ltd. (Seal)

Date: July 1, 2019	Date: July 1, 2019